Exhibit 10.2
RBS CITIZENS, N.A. D/B/A CHARTER ONE

CONTROL SHEET FOR MODIFICATION/EXTENSION AGREEMENT

BANK INFORMATION

Name of Loan Officer:	Robert Dracon

Address of Bank	One Citizens Plaza
Providence, Rhode Island
02903

Governing Law	Ohio

Name of Person
Preparing Documents:	Jamie Smith

OBLIGOR/GUARANTOR INFORMATION

Type of Entity:

John D. Oil & Gas Company	corporation
8500 Station Street, Suite 345
Mentor, Ohio 44060

WARNINGS!!!

YOU SHOULD ALWAYS CONSULT WITH LEGAL COUNSEL TO ENSURE THAT THE BANK’S SECURITY INTEREST IN ALL COLLATERAL (INCLUDING REAL ESTATE) WILL CONTINUE TO BE PERFECTED, AND THAT THE PRIORITY OF THE BANK’S SECURITY INTEREST WILL BE PRESERVED, AS A RESULT OF ENTERING INTO THIS MODIFICATION AGREEMENT.
DOCUMENTER DOES NOT CURRENTLY PRODUCE ANY SCHEDULES OR EXHIBITS TO THIS AGREEMENT. IF A SCHEDULE OR EXHIBIT IS REQUIRED, YOU MUST PREPARE IT SEPARATELY.

CONTROL DATA

Security Agreement Test Variable for Obligor 1	There is no security agreement.
Modification or Extension Agreement Test Variable for Note 1	Extension
Modification or Extension Agreement Test Variable for Note 2	Modification
Modification or Extension Agreement Test Variable for Note 3	Modification
Bank Predecessor Test Variable Note 1	No Predecessors
Loan Agreement Test Variable Obligor 1	There is no Loan Agreement
Bank Predecessor Test Variable Note 2	No Predecessors
Bank Predecessor Test Variable Note 3	No Predecessors
Date of Extension/Modification Agreements:	Definite Date

Note 1 Revolving Demand Expiration Date	Not Applicable-Term Loan
Note 1 Revolving Demand or Term	Revolving Term

Exclude Notary Acknowledgment

2

EXTENSION AGREEMENT
     This EXTENSION AGREEMENT entered into at Providence, Rhode Island, effective as of December 28, 2007, between John D. Oil & Gas Company, an Ohio corporation, with an address of 8500 Station Street, Suite 345, Mentor, Ohio 44060 (the “Borrower”) and RBS Citizens, N.A. D/B/A Charter One, a national banking association with an address of One Citizens Plaza, Providence, Rhode Island 02903 (the “Bank”).
     WHEREAS, the Bank established a revolving line of credit (the “Revolving Loan”) for Borrower which matures on December 28, 2007 (the “Maturity Date”) respecting which Bank agreed to Lend to Borrower upon Borrower’s request, but subject to the terms and conditions set forth in various loan documents, of up to Five Million Dollars and Zero Cents ($5,000,000.00) (the “Revolving Loan Amount”);
     WHEREAS, the Revolving Loan is evidenced by that certain Revolving Term Note, dated September 28, 2006 (as previously amended, modified or supplemented, the “Note”), by the Borrower in favor of the Bank in the face amount of the Revolving Loan Amount;
     WHEREAS, pursuant to one or more previous amendments, modifications or supplements the original principal amount of the Note was changed to $9,500,000.00;
     WHEREAS, the Note and all other documents and instruments executed in connection with or relating to the Loan are referred to herein, collectively, as the “Loan Documents”; and all collateral granted to the Bank to secure the Loan is referred to herein, collectively, as the “Collateral”;
     WHEREAS, the Borrower has requested and the Bank has agreed to extend the Maturity Date of the Loan;
     WHEREAS, the Borrower and the Bank have agreed to modify the Loan and the Loan Documents in accordance with the terms of this Agreement.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Borrower mutually agree as follows:
1. EXTENSION
1.1 Recitals and Representations Accurate. The above recitals are hereby made a part of this Agreement and the Borrower acknowledges and agrees that each of the recitals is true and correct.
1.2 Ratification. All of the terms, covenants, provisions, representations, warranties, and conditions of the Loan Documents, as amended or modified hereby, are ratified, acknowledged, confirmed, and continued in full force and effect as if fully restated herein.
1.3 Maturity Date. The Bank hereby agrees to extend the Maturity Date of the Note to February 29, 2008 (the “New Maturity Date”) and accordingly, the Bank shall continue to make advances respecting the Revolving Loan, subject to the terms and conditions of the Loan Documents, until the New Maturity Date at which time there shall be no advances respecting the Note. On the New Maturity Date, the Loan and all fees, costs, expenses and other amounts owing by the Borrower to the Bank shall be due and payable, in full, without further notice or demand. All references to the Maturity Date in the Loan Documents shall be modified accordingly. The Borrower hereby agrees to pay to the Bank all payments due prior to the New Maturity Date in accordance with the terms of the Note, as affected hereby, and that any failure to make any such payments in accordance with the terms of the Note shall be a default under this Agreement, the Note and each of the Loan Documents.
1.4 Principal Balance. The Borrower acknowledges and agrees that the current outstanding principal balance of the Note as of the date hereof is $9,500,000.00.
1.5 Representations and Warranties. The Borrower hereby represents and warrants to the Bank that:
(a)	The person executing this Agreement is duly authorized to do so and to bind the Borrower to the terms hereof;

(b)	Each of the Loan Documents is a valid and legal binding obligation of the Borrower, enforceable in accordance with its terms, and is not subject to any defenses, counterclaims, or offsets of any kind;

(c)	All financial statements delivered to the Bank were true, accurate and complete, in all material respects, as of the date of delivery to the Bank;

(d)	Since the date of the Loan Documents there has been no material adverse change in the condition, financial or otherwise, of the Borrower, except as disclosed to the Bank in writing;

(e)	There exists no action, suit, proceeding or investigation, at law or in equity, before any court, board, administrative body or other entity, pending or threatened, affecting the Borrower or its property, wherein an unfavorable decision, ruling or finding would materially adversely affect the business operations, property or financial condition of the Borrower; and

(f)	There exists no event of default, or other circumstance that with the passage of time or giving of notice or both will become an event of default, under any of the Loan Documents.
1.6 Interest, Fees, Costs and Expenses. The Borrower shall, simultaneously with the execution of this Agreement, pay to the Bank all accrued interest owing on the Loan as of the date of this Agreement together with all fees, costs and expenses due and owing to the Bank by the Borrower under the Loan Documents.
2. MISCELLANEOUS
2.1 Set-Off. The Borrower hereby grants to the Bank a continuing lien and security interest in any and all deposits or other sums at any time credited by or due from the Bank or any Bank Affiliate (as hereinafter defined) to the Borrower and any cash, securities, instruments or other property of the Borrower in the possession of the Bank or any Bank Affiliate, whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or any Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower to the Bank or any Bank Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower to the Bank or any Bank Affiliate at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate.
     The term “Bank Affiliate” as used in this Note shall mean any “Affiliate” of the Bank or any lender acting as a participant under any loan arrangement between the Bank and the Borrower. The term “Affiliate” shall mean with respect to any person, (a) any person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person, or (b) any person who is a director or officer (i) of such person, (ii) of any subsidiary of such person, or (iii) any person described in clause (a) above. For purposes of this definition, control of a person shall mean the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such person, or (y) to direct or cause the direction of the management and policies of such person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.
2.2 Release of the Bank. The Borrower hereby confirms that as of the date hereof it has no claim, set-off, counterclaim, defense, or other cause of action against the Bank including, but not limited to, a defenses of usury, any claim or cause of action at common law, in equity, statutory or otherwise, in contract or in tort, for fraud, malfeasance, misrepresentation, financial loss, usury, deceptive trade practice, or any other loss, damage or liability of any kind, including, without limitation, any claim to exemplary or punitive damages arising out of any transaction between the Borrower and the Bank. To the extent that any such set-off, counterclaim, defense, or other cause of action may exist or might hereafter arise based on facts known or unknown that exist as of this date, such set-off, counterclaim, defense and other cause of action is hereby expressly and knowingly waived and released by the Borrower. The Borrower acknowledges that this release is part of the consideration to the Bank for the financial and other accommodations granted by the Bank in this Agreement.
2.3 Costs and Expenses. The Borrower shall pay to the Bank on demand any and all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements, court costs, litigation and other expenses) incurred or paid by the Bank in establishing, maintaining, protecting or enforcing any of the Bank’s rights or any of the obligations owing by the Borrower to the Bank, including, without limitation, any and all such costs and expenses incurred or paid by the Bank in defending the Bank’s security interest in, title or right to, the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Loan.
2.4 Indemnification. The Borrower shall indemnify, defend and hold the Bank and the Bank Affiliates and their directors, officers, employees, agents and attorneys (each an “Indemnitee”) harmless against any claim brought or threatened against any Indemnitee by the Borrower or any guarantor or endorser of the obligations of the Borrower to the Bank, or any other person (as well as from attorneys’ fees and expenses in connection therewith) on account of the Bank’s relationship with the Borrower, or any guarantor or endorser of the obligations of the Borrower to the Bank (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank’s election, but at the expense of the Borrower), except for any claim arising out of the gross negligence or willful misconduct of the Bank. The within indemnification shall survive payment of the obligations of the Borrower to the Bank, and/or any termination, release or discharge executed by the Bank in favor of the Borrower.
2.5 Severability. If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.
2.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.
2.7 Complete Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.
2.8 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Bank shall be entitled to rely thereon) until released in writing by the Bank. The Bank may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of the Bank; and the Bank shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and the

Collateral. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
2.9 Further Assurances. The Borrower will from time to time execute and deliver to the Bank such documents, and take or cause to be taken, all such other further action, as the Bank may request in order to effect and confirm or vest more securely in the Bank all rights contemplated by this Agreement (including, without limitation, to correct clerical errors) or to vest more fully in or assure to the Bank the security interest in the Collateral or to comply with applicable statute or law and to facilitate the collection of the Collateral (including, without limitation, the execution of stock transfer orders and stock powers, endorsement of promissory notes and instruments and notifications to obligors on the Collateral). To the extent permitted by applicable law, the Borrower authorizes the Bank to file financing statements, continuation statements or amendments without the Borrower’s signature appearing thereon, and any such financing statements, continuation statements or amendments may be signed by the Bank on behalf of the Borrower, if necessary, and may be filed at any time in any jurisdiction. The Bank may at any time and from time to time file financing statements, continuation statements and amendments thereto which contain any information required by the Ohio Uniform Commercial Code, Ohio Revised Code Chapter 1309 as amended from time to time (the “Code”) for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower. The Borrower agrees to furnish any such information to the Bank promptly upon request. In addition, the Borrower shall at any time and from time to time take such steps as the Bank may reasonably request for the Bank (i) to obtain an acknowledgment, in form and substance satisfactory to the Bank, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Bank, (ii) to obtain “control” (as defined in the Code) of any Collateral comprised of deposit accounts, electronic chattel paper, letter of credit rights or investment property, with any agreements establishing control to be in form and substance satisfactory to Bank, and (iii) otherwise to insure the continued perfection and priority of the Bank’s security interest in any of the Collateral and the preservation of its rights therein. The Borrower hereby constitutes the Bank its attorney-in-fact to execute, if necessary, and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all obligations of the Borrower to the Bank are irrevocably paid in full and the Collateral is released.
2.10 Amendments and Waivers. This Agreement may be amended and the Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Borrower shall obtain the Bank’s prior written consent to each such amendment, action or omission to act. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of the Bank on any future occasion.
2.11 Terms of Agreement. This Agreement shall continue in force and effect so long as any obligation of the Borrower to Bank shall be outstanding and is supplementary to each and every other agreement between the Borrower and Bank and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of the Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between the Borrower and the Bank be construed to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of the Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.
2.12 Notices. Any notices under or pursuant to this Agreement shall be deemed duly received and effective if delivered in hand to any officer of agent of the Borrower or Bank, or if mailed by registered or certified mail, return receipt requested, addressed to the Borrower or Bank at the address set forth in this Agreement or as any party may from time to time designate by written notice to the other party.

2.13 Ohio Law. This Agreement has been executed or completed and is to be performed in Ohio, and it and all transactions thereunder or pursuant thereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the laws of Ohio.
2.14 Reproductions. This Agreement and all documents which have been or may be hereinafter furnished by Borrower to the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).
2.15 Venue. Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in Ohio, over any suit, action or proceeding arising out of or relating to this Agreement. Borrower irrevocably waives to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower irrevocably appoints the Secretary of State of the State of Ohio as its authorized agent to accept and acknowledge on its behalf any and all process which may be served in any such suit, action or proceeding, consents to such process being served (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to Borrower’s address shown above or as notified to the Bank and (ii) by serving the same upon such agent, and agrees that such service shall in every respect be deemed effective service upon Borrower.
2.16 JURY WAIVER. BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, WAIVE (A) ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN WAIVED. THE BORROWER CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.
2.17 Warrant of Attorney. Each of the undersigned authorizes any attorney at law to appear in any Court of Record in the State of Ohio or in any other state or territory of the United States after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against any one or more of the undersigned in favor of the Bank for the amount then appearing due together with costs of suit, and thereupon to waive all error and all rights of appeal and stays of execution. No such judgment or judgments against less than all of the undersigned shall be a bar to a subsequent judgment or judgments against any one or more of the undersigned against whom judgment has not been obtained hereon; this being a joint and several warrant of attorney to confess judgment. The attorney at law authorized hereby to appear for the undersigned may be an attorney at law representing the Bank, and the undersigned hereby expressly waive any conflict of interest that may exist by virtue of such representation. The undersigned also agree that the attorney acting for the undersigned as set forth in this Section may be compensated by the Bank for such services.

     WARNING—BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

John D. Oil & Gas Company

		By:	/s/ Richard M. Osborne

Richard M. Osborne, CEO

		By:	/s/ Greg Osborne

Greg Osborne, President

		By:	/s/ C. Jean Mihitsch

C. Jean Mihitsch, CFO

Accepted: RBS Citizens, N.A. D/B/A Charter One

By:	/s/ Robert Dracon

Name: Robert Dracon
Title: Vice President